Form C

Cover Page

Name of issuer:

Stewbum & Stonewall Brewing Co LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: HI

Date of organization: 11/5/2013

Physical address of issuer:

96 North King St
Honolulu HI 96817

Website of issuer:

http://www.stewbumandstonewall.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

175,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $175,000; interests will be sold in increments of $1.

Target offering amount:

$175,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

8/24/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$112,346.00	$32,981.00
Cash & Cash Equivalents:	$797.00	$2,397.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$2,243.00	$2,802.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$32,663.00	$48,637.00
Cost of Goods Sold:	($15,503.00)	($33,803.00)
Taxes Paid:	($3,838.00)	($2,356.00)
Net Income:	($42,020.00)	($46,085.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Stewbum & Stonewall Brewing Co LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Darren Garvey	CEO	Stewbum and Stonewall Brewing Co	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Darren Garvey	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Darren Garvey	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company's owner Darren Garvey also co-owns another business. Although that business takes up very little of his time, there are a few weeks each year that he will be busy running both businesses and must rely solely on the the managers to handle day to day brewery operations during this time.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We will be brewing on all brand new equipment much larger than our previous set up. Our flagship beers must retain their high quality, along with the exact tastes and flavors that our customers remember. Not being able to correctly and meticulously scale up our old recipes to our new batch size could impact the brands reputation. Knowing our new equipment inside and out is paramount.

We're betting on the continued success of a monthly block party event in downtown Honolulu known as First Friday. It shows no signs of slowing down, but if that event were to cease, we would feel the effects of that huge monthly boost of customers.

Because the Company will manufacture and sell alcohol, it is subject to regulation by the Federal Tax Trade Bureau and the Honolulu Liquor Commission. These regulations are strictly enforced. Failure to follow those regulations could have a severe negative impact on it's sales and even it's ability to remain open

Shipping brewing ingredients to Hawaii is very cost prohibitive. Any rise in the cost of fuel could have an adverse impact on our bottom line.

We face competition from breweries that are already established and have far more resources for funding marketing. Attracting and retaining customers in this climate may be difficult.

The company intends to use a significant portion of the proceeds from the offering to open the business location. As an early stage company, its operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business. Furthermore, the Company may not be able to expand its operations to a second location, which could further inhibit business growth and projected revenues.

We are subject to governmental regulations affecting our business. The production and distribution of beer is a business that is highly regulated at the federal, state and local levels. Our operations may be subject to more restrictive regulations and increased taxation than are those of non-alcohol related businesses. For example, the distribution and sale of beer requires various federal, state and local licenses, permits and approvals. If one or more regulatory authorities determines that we have not complied with applicable licensing or permitting regulations or have not maintained approvals necessary for us to conduct our business within their jurisdiction, our business and results of operations could be materially adversely affected. Similarly, the loss or revocation of any existing licenses, permits or approvals, or the failure to timely obtain any additional licenses, permits or approvals when required, could have a material adverse effect on our ability to conduct our business. In addition, if any taxes or fees imposed on our business by applicable regulatory authorities are increased, our profit margins could be negatively affected.

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with a limited number of high quality financial institutions and at times may exceed the amount of insurance provided on such deposits.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$175,000**

Use of Proceeds: $50,000 in equipment

$50,000 in permitting and construction costs

$66,250 in working capital, inventory, and brewing ingredients

$8,750 on Wefunder cash fee

If we raise: **$300,000**

Use of Proceeds: $175,000 in equipment, specifically more fermenters for increased capacity, as well as a canning line so that we can distribute to local grocery stores and markets

$50,000 in permitting and construction costs

$60,000 in working capital, inventory, and brewing ingredients

$15,000 on Wefunder cash fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $100,000 of the fundraise will receive 2x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We started by brewing single kegs in a small manufacturing facility in Oahu. A year later, we were so popular that we had to open a small brewpub. Still, we maxed out our system in less than two years. Now, we've sold off all the equipment in our first location and are expanding into a new 2,800 square foot brewpub in downtown Honolulu. Our lease is signed, our brand new brewing equipment is on site, and we're eager to re-launch in the fall and get our beer back into our customer's hands.

Our new brewpub has a prime location in Honolulu, so we expect business to be brisk after opening in fall 2018. After our first location opens, we hope to get into canning by the summer of 2019. This will allow us to grow to two brewpub locations and complete statewide distribution in cans, bottles, and kegs and continue our goal of crafting amazing beers and telling the story of Stewbum & Stonewall.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Stewbum & Stonewall Brewing Co LLC was incorporated in the State of Hawaii in November 2013.

Since then, we have:

- We outgrew our first location in only 18 months of business.
- Lease signed on a new 2,800 square foot brewpub in downtown Honolulu that's set to open in fall 2018.
- Our first location had a true 5-star rating on Yelp.
- We raised over $52,000 on Kickstarter in 2013, the 2nd most funded brewery ever on the site at the time, which allowed us to launch our brewery.
- Despite a small and inconvenient first location, we took part in the Great American Beer Festival our first 2 years in operation.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $32,663 compared to the year ended December 31, 2016, when the Company had revenues of $48,637. Our gross margin was 147.46% in fiscal year 2017, compared to 169.5% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $112,346, including $797 in cash. As of December 31, 2016, the Company had $32,981 in total assets, including $2,397 in cash.
- *Net Loss.* The Company has had net losses of $42,020 and net losses of $46,085 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $2,243 for the fiscal year ended December 31, 2017 and $2,802 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 60 months before we need to raise further capital. We do not need further funds to open this location of our Company, as all but $100k of the funds absolutely needed have been secured through contributed capital, but may need them if we expand to another location (in an estimated 60 months).

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 60 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Stewbum & Stonewall Brewing Co LLC cash in hand is $1,000, as of June 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 9 months, based on projections we've made and the historical performance of our other business location.

We are currently building out a much larger facility than our first brewery location. In our first location we were only allowed to sell growler fills to go, and keg sales. In the new location we are allowed to sell beer by the glass, wine, liquor, food, etc. This opens up an entirely new and extremely marked up revenue stream for our brewery.

At the moment, we are in between brewery spaces and are not producing. Once we reopen, revenues and expenses will both grow. We expect (although cannot guarantee) to be able to open the space in October of 2018, as we have the majority of construction and equipment in place. Once we open and are fully operational, we expect hope to be profitable within 9 months based off of projections and historic operations from our previous operations

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.stewbumandstonewall.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Revenue Share
- Early Bird Revenue Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Darren Garvey

Appendix E: Supporting Documents

- Stewbum_Operating_Agreement.pdf

INVEST IN STEWBUM & STONEWALL BREWING CO.

CLOSING IN...

1 days 7 hours 53 minutes 4 seconds

Closing on August 24, 11PM EDT

minimum target met

$216,862

raised of $300,000 maximum target from 203 investors

$ 100 min

REMIND ME (102)

Brewing unique craft beer on the island of Oahu

We started by brewing single kegs in a small manufacturing facility on Oahu. A year later, we gained popularity and opened a small tasting room. Still, we maxed out our system in less than two years. Now, we've sold off all the equipment in our first location and are expanding into a new 2,800 square foot brewpub space in downtown Honolulu. Our lease is signed, our brand new brewing equipment is on site, and we're eager to re-launch in the fall and get our beer back into our customer's hands.



Darren Garvey
Owner
Dedicated to the legacy of my father and uncle that the brewery is named after and was created for.

Why you may want to invest

1. We outgrew our first location in only 18 months of business.
2. Lease signed on a new 2,800 square foot brewpub in downtown Honolulu that's set to open in fall 2018.
3. Our first location had a true 5-star rating on Yelp.
4. We raised over $52,000 on Kickstarter in 2013, the 2nd most funded brewery ever on the site at the time, which allowed us to launch our brewery.
5. Despite a small and inconvenient first location, we took part in the Great American Beer Festival our first 2 years in operation.

Our Ambition

Our new brewpub has a prime location in Honolulu, so we expect business to be brisk after opening in fall 2018. After our first location opens, we hope to get into canning by the summer of 2019. This will allow us to grow to two brewpub locations and complete statewide distribution in cans, bottles, and kegs and continue our goal of crafting amazing beers and telling the story of Stewbum & Stonewall.

stewbumandstonewall.com

Kaneohe, Hawaii

What you are investing in

Revenue Share

10% of revenues

1.5X payback multiple

2X REVENUE SHARING

Investors who fund the first $100,000 of this fundraise will receive 100% of their principal and an additional 100% on top.

Secured revenue share

The company will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
Brewery Swag Pack - T-shirt, pint glass, and a sticker. Plus a collectable metal token that can be exchanged for a beer on us.

$500+
Growler Power - 64oz stainless steel insulated growler with our logo on it.

$1,000+
Two Tickets to Our VIP/Friends/Family Party - Will be held at the brewery preceding our grand opening. Food and of course drinks will be provided.

$2,500+
Lifetime Membership in the Stewbum & Stonewall Society - This is the ultimate! Includes your first draft beer on us EVERY TIME you visit the brewery (limit one per business day), 20% off all swag and merchandise, personalized Stewbum & Stonewall Society glass, and stainless steel membership card.

$5,000+
Brewer For a Day - We'll put you to work along side our brewers and show you the ropes on our system. You can help in all aspects of the brewing process and even help name the beer.

$10,000+
We'll Bring the Party to You - You pick the date, you pick the time and we'll bring the beer! Our team will serve Stewbum & Stonewall Brewing Co. beer at your next party or event on Oahu (up to 200 people)... FOR FREE! If the event venue allows it, we'll even bring the brewery truck, a classic 1950 Chevy 3100 hot rod truck... and pour the beers right out of the truck itself. Great for corporate events or weddings!

see less

brewery restaurant bars & clubs brewery alcohol food retail

Why I Like Stewbum & Stonewall Brewing Co.

> *I watched Darren build Stewbum & Stonewall from the ground up by himself! Opening a brewery is tough, and it is extraordinarily difficult in Hawaii, but Darren has done it with great success. He not only has the business acumen to build and run a brewery, but he's also a fantastic brewer, crafting much sought after beers in the Oahu beer market (which is on fire right now!). His Smoking Cannon Imperial Stout was a customer favorite at my bar and I can't wait to see Stewbum & Stonewall back up and running in a bigger and better brewery.*



Timothy Golden
CO-OWNER, VILLAGE BOTTLE SHOP & TASTING ROOM

THE BUZZ ABOUT STEWBUM & STONEWALL BREWING CO.

For my birthday this year, I planned a bar tour of Windward O'ahu and this was my first stop of the day. It also ended up being the best! I have never been to a place with a nicer owner/operator/janitor/bartender/cashier. Darren Garvey made my DD/tasting companion and I feel super welcome. He clearly loves his brewery and the beers he makes. We were both struck right away with the story. What the heck is "Stewbum & Stonewall," not very Hawaiian! He explained that they were his father's and uncle's nicknames; he wanted to incorporate family stories and memories into the business and brews. It's definitely worth the stop for something unique for tourists and locals alike. We will certainly be back!



Alexander G.
Customer

I am DEFINITELY a fan of smoked ales, and this local offering was a surprisingly good recommendation from a friend. Subtle and complex, it's a dark, heavy stout, but not cloying or too sweet like others tended to be. The smokiness could be increased, but as is, it was a great savory beer to pair with Pint & Jigger's famous bacon plate.



Tracy Chan
Writer for Frolic Magazine

If you're a beer brat (not the sausage), and love a good local brewery, Stewbum and Stonewall is the place to go. Go get some samplers, and get a growler to go! My husband has been a supporter of theirs since almost day 1, and he definitely helps spread the word. Go give them a try; you won't regret it.



Hannah L.
Customer

The Swear Jar IPA is one of my favorite beers to drink right now. Love being able to swing by on my way home or on my way out to a friends house. The owner and the clientele are always friendly. I like the ambience and in the evening there is plenty of parking. You should check it out if craft beers are you're thing. This place is legit.

Mike W.
Customer

I have to say the smoking cannon is my favorite drink for a hot sunny day, smokey, sweet, with a rich chocolate finish, the swear jar ipa is great for kicking back and hanging out with friends great citrus and hop flavor with a nice touch of bitterness. The batch 518 american pale ale is a great dinner beer, nice sweetness. Can't wait to see what else they have in the works.

Eduardo S.
Customer

Darren was wonderful answering all our questions. The brewery has a great story and even better beer!!!



Marissa Holcomb Austin
Customer

Sunny San Diego may have became a mecca for craft beer, but brewing in Hawaii takes brewing in paradise to a whole new level. Stewbum & Stonewall Brewing Co. is doing just that in Kaneohe, Hawaii! They've been brewing at their flagship location since August 2014 after an overwhelming supported Kickstarter campaign that was launched in 2013.

Hoplight Social
Beer/Brewery Highlight Blog

Frater Darren Garvey Opens Brewery in Hawaii | TKE.org

After years of planning and months of delays, Frater Darren J. Garvey (Rho, West Virginia University) and business partner Eric T. Jackson are set to officially celebrate the grand opening of Stewbum & Stonewall Brewing Co.
July 9, 2018 @ tke.org

Other Features in Hawaii

Forget pineapple-topped pizza: Hawaii's cuisine is no cliche. It's a multicultural flavor explosion, influenced by the Pacific Rim and rooted in the islands' growing bounty. The first Polynesians brought nourishing staples such as kalo (taro) and niu (coconut).
July 9, 2018 @ lonelyplanet.com

Craft Beer in Paradise | Hawaii.com

Vacationing to Hawai'i? Love craft beer? If you answered yes, then you're in luck because Hawai'i's craft brewing scene is full of amazing breweries producing world-class beers. With over 10 breweries operating on four islands, Hawai'i is truly a craft
July 9, 2018 @ hawaii.com

Summit - 10 brewers to sample at the Kona Brewers Festival

The Modern Island | Honolulu, Hawaii
July 9, 2018 @ summitzine.com

Also coming up at Real a Gastropub is Brewed in Hawaii, a craft beer event featuring eight local breweries. Doors open at 2 p.m. June 21, featuring beers from BeerLab Hawaii, Big Island Brewhaus, Honolulu Beerworks, Kona Brewing Co., Lanikai Brewing
July 9, 2018 @ inthemix.staradvertiserblogs.com

Stewbum & Stonewall to reopen brewery next year in Downtown Honolulu - Pacific Business News

Stewbum & Stonewall, a local brewery that first opened in Kaneohe in 2015, will open an expanded facility in Downtown Honolulu at the beginning of next year. The brewery closed its original location in May to prepare for the expansion to the new
July 3, 2018 @ bizjournals.com

Maui Now: 9th Annual Maui Brew Fest, This Weekend

The 9th Annual "Brews & Food" event returns to the MACC on Saturday, May 13. The popular Maui event will showcase over 80 craft brews from mainland and Hawai'i-based breweries, as well as a wide range of food offerings from some of Maui's
July 3, 2018 @ mauinow.com

Five light local beers for summer drinking

By Will McGough Special to Frolic Hawaii
July 3, 2018 @ frolichawaii.com

Did this: Honolulu Brewers Festival

The second annual Honolulu Brewers Festival offered over 120 craft brews from around the world, plus savory bites from 20 local restaurants
July 3, 2018 @ frolichawaii.com

Hawaii brewers find strength in numbers

Maui Brewing Co. founder Garrett Marrero is one of the more active Hawaii brewmasters on social media. His Facebook and Instagram feeds are filled with adventures in beer making, a lot of shoes (he's a kicks guy, too) and travel photos -
March 14, 2018 @ staradvertiser.com

Taste Hawai'i-brewed beers for a good cause at Grace in Growlers

Tim Veling is giving me the quick lowdown on bartending. Or rather, how to serve myself beer. It's 6:30 on a Monday night and already the small bar is filling up. Tim and his wife, Holly, are the owners of Grace in Growlers, a beer tasting room in Kailua
February 14, 2018 @ hawaiimagazine.com

6 Favorite Local Beers From the Honolulu Brewers Festival

Photos: Aaron Yoshino Slightly overcast skies and the occasional rain shower were no problem for enthusiast crowds at the second annual Honolulu Brewers Festival this past weekend. Some attendees brought festive costumes; others hauled their beach

April 26, 2016 @ honolulumagazine.com

Stewbum &Stonewall Brewing Co. Tasting Room is Now Open!

It just got a whole lot easier to get your hands on beers from Stewbum & Stonewall Brewing. The tiny nano-brewery, which opened its doors late last year, has just opened a small tasting room where you can get growler fills and samples of all of

March 22, 2016 @ beerinhawaii.com

Hawaii's beer scene: 15 craft breweries to visit

Few things are more satisfying than a chilled beer on a hot day. Enjoying that cold quaff in Hawaii is sheer heaven. And these days, there are craft breweries to help you do just that on all four of the major islands - and we're not just referring to the

March 21, 2016 @ mercurynews.com

Something new: Stewbum & Stonewall Brewing Co

Hawaii's newest craft beer tasting room opens on the Windward side

March 17, 2016 @ frolichawaii.com

Stewbum & Stonewall Brewing Company

Website: www.stewbumandstonewall.com Address: 46-174 Kahuhipa Street, Kaneohe Telephone: 967 443 825 HOW DO I GET TO STEWBUM & STONEWALL BREWING COMPANY BY CAR - From Waikiki - Head north on Ena Road towards Ala Moana

June 24, 2015 @ hawaiivacationadvice.com

Honolulu Beer Guide - Where to Find Your IPA in Paradise! - The Wandering Gourmand

We've been exploring the craft beer scene in tropical paradises recently on The Wandering Gourmand with posts on Aruba and Cancun. Both vacation destinations show promise as they begin to serve beer beyond watered down island lager. But

May 1, 2015 @ thewanderinggourmand.com

Stewbum Stonewall Brewing

Honolulu is about to have some new beers to enjoy. Stewbum & Stonewall Brewing Co. is almost up and running. Darren Garvey and Eric Jacksonjust are just waiting on the final approval from the Honolulu Liquor Commission, expected on or around

January 18, 2015 @ hawaiibeerfun.com

We Keep Hawaii Libated

Three years ago, we were nothing more than a small-batch craft brewery. We had a few draft accounts around Oahu, but no on-site sales or tasting room at first. Over those 3 years, though, something amazing happened -- Hawaii has grown to love Stewbum & Stonewall just as much as we do. For more than a year, we maxed out our space and equipment and literally had to turn away people wanting to buy our beer. Now, on the verge of moving into a new 2,800 square foot brewpub in downtown Honolulu, we're ready to spread our story to the rest of Hawaii.



Our Beer Tells Stories

From the beginning, our goal was to open a brewery that was a tribute to our fathers, nicknamed Stewbum and Stonewall, and their way of life. Two friends from Pittsburgh, they were blue-collar, hardworking friends who loved cracking jokes, telling stories, and beer. Lots and lots of beer.

All our brews try to capture that spirit. We use funky names and funky labels that incite conversation and camaraderie. To us, the story behind the label is just as important as the beer itself, and our customers seem to appreciate that.


SWEAR JAR • IPA

SWEAR JAR IPA

ABV: 6.9 % IBU's: 71 Hops: Chinook, Cascade, Citra

"Here's a dollar, get your ass, your ass, your ass, and your ass upstairs and clean that kitchen!!!" - Stonewall. Ahhh the fond memories of Stonewall's ever present 25-cent Swear Jar and the time my cousins, my sister and I ambitiously attempted to whip up a culinary delight in the kitchen around the age of 10. That story is where this beer gets its namesake.


THE SMOKING CANNON
SMOKED STOUT

THE SMOKING CANNON - SMOKED IMPERIAL STOUT

ABV: 8.2% IBU's: 54Hops: East Kent Goldings

Legend has it that Stonewall's homemade O2/Acetylene cannon could launch a tennis ball over a mile. It surely startled anyone standing within a mile on a regular basis, you can bet on that! If you have to ask why in the World someone would want to build such a contraption, you must have skipped the first two sentences.


MAKANA · ISLAND WHEAT

MAKANA ISLAND WHEAT

ABV: 4.8% IBU's: 17 Hops: East Kent Goldings

Makana is a Hawaiian word meaning gift or reward. The proceeds from this Belgian wit ale will be directly donated to local charities such as the Hawai'i Community Foundation. It's our little way of giving back to our island community.


BATCH 518 PALE ALE
518

BATCH 518 PALE ALE

ABV: 5.18% IBU's: 51.8 Hops: Citra, Cascade

Named after the address (518 Aten Road) of Stewbum & Stonewall's hangout back in Pennsylvania. Many Sundays were spent there watching football, shooting pool, listening to oldies, yelling at us kids as we were growing up, and pouring draft beers into frosted mugs.

Our New Location is Prime Oahu Real Estate

Our new space is significantly larger than our original brewery, but it's the location that we think will be the difference-maker. Located in a high-foot traffic area of downtown Honolulu, we'll be able to not only brew our product in exponentially larger quantities, but also sell beer (and food) for on-site consumption.

With one more month of planned construction, our plan is to finish the buildout before opening our new brewpub in the fall. This will lead to increased revenues, allowing us to hopefully begin canning our beer to sell in grocery stores and many more bars in 2019.



Hawaiian Chinese Multicultural Museum...
Oahu Market
Maguro Brothers
Pho 97
Hunan Cuisine
Maunakea Liquor & Grocery
Char Hung Sut
N Nimitz Hwy
N King St
Smith St
Studio 114 Productions
CW Art Studio
Kaya Fishing Supply
Chinatown Artists' Lofts
Pegge Hopper Gallery
90 North King Street
HASR Bistro
Downbeat Diner and Lounge
The Pig and The Lady
Smith & Kings
Ryanjacobie
Bar 35
Fête
Smith's Union Bar
Marks Gara
Hawaii Theatre
Local Joe
Kan Zaman
Black Cat Tattoo Studio
Chinatown Gateway Plaza
HomeStreet Bank
Fighting Eel
O'Toole's Irish Pub
Homecoming



Our Progress So Far

If we can raise $175k, we'll use $50k for equipment, $50k for permitting and construction costs, and $75k for working capital, ingredients, and inventory. Additionally, if we can reach our goal of $300k, we'll be able to purchase a few more large fermenters and our own canning line.

October 2012 — Idea for Brewery is Hatched
Over a couple beers with friends, the idea for our brewery is born.

August 2013 — Successful Kickstarter Campaign
Our campaign successfully raises nearly $52,000, at the time the second most funded brewery ever on Kickstarter.

August 2014 — Building Lease Signed
We sign a lease for our first warehouse space in Kaneohe, HI. Next comes 10 months of planning, licensing, permitting, and equipment installation.

June 2015 — Brewery Officially Launches
We began with just a few draft accounts around town and have no on-site sales or a tasting room.

October 2015 — Great American Beer Festival
We participate in the largest beer festival on Earth, the Great American Beer Festival, in Denver, Colorado.

March 2016 — On-Site Sales Begin
An on-site tasting room with to-go sales launches at our brewery.

December 2016 — We Begin to Run Out of Beer
Even while running our systems at full capacity, we still can't keep up with demand.

May 2017 — We Sell Our Equipment
We sell all our brewing equipment and transfer our lease to another brewery in order to seek out a much larger space with much larger equipment to handle demand.

August 2017 — New Lease Signed
We sign a lease on a 2,300 square foot location in downtown Honolulu and order all new brewing equipment, including a 10BBL brewhouse and four 20BBL fermenters.

February 2018 — New Brewing Equipment Arrives

March 2018 — Liquor License Granted by the Honolulu Liquor Commission

September 2018 — Our New Brewery Opens
Depending on permitting and construction delays, our hope is to open our new location on 96 North King St in downtown Honolulu by the fall.

Let's Brew Stories Together

Dear Potential Investors,

As I write this letter, I'm reminded of just how far our brewery has come since inception. It was around this exact time 5 years ago that we launched our Kickstarter campaign with nothing more than an idea, a dream, and an insatiable passion for craft beer. By the end of the campaign, we became the second most funded brewery ever to be on Kickstarter. Needless to say, we were extremely humbled and blown away by all of the support.

Even though we started out in a tiny warehouse, with a tiny brewing system, our ultimate dream was to have a brewpub space where we could serve customers beers by the pint. Now, as I type this letter, I'm sitting on the platform of our new 10BBL brewhouse in our newly leased space. That dream is finally becoming reality. We are so excited to re-launch and continue to share the legend of Stewbum & Stonewall with all of you.

We decided on this Wefunder campaign to raise the remaining funds necessary to open on time and get the beer pouring again for our amazing customers. In doing this, it allows the opportunity for you to truly invest in our future success. Sharing this opportunity with our family, friends, and customers is something we're very excited to do.

I can't wait to personally thank all of you who choose to join us on our journey into expansion. Let's cross that finish line together, so we can all raise our glasses together.

Cheers,

image1.jpeg

Darren J. Garvey
Founder/Owner/Brewer/Janitor

Hawaii's Craft Beer Scene is Catching Up

Darren, our founder, has been in Hawaii for 16 years. When he moved, there were two or three local craft breweries. Now, there are 18 craft breweries in the state and nine on Oahu alone. The scene hasn't truly exploded yet, but this growth is evidence of local support for craft beer, meaning there's space for a brewery like ours to become a major player quickly.


HAWAII
FIND A BREWERY ▸
STATE LAWS ▸
18
Craft Breweries
(RANKS 46TH)
1.7 Breweries per Capita*
(RANKS 36TH)
*per 100,000 21+ Adults
ECONOMIC IMPACT
245
Million Economic Impact
(RANKS 46TH)
233.73
Impact per Capita
(RANKS 34TH)
PRODUCTION
69,561
Barrels of Craft Beer Produced per Year
(RANKS 38TH)
2
Gallons per 21+ Adult
(RANKS 26TH)
NUMBER OF CRAFT BREWERIES OPERATING PER YEAR
20
15
10
5
2011
2012
2013
2014
2015
2016
2017

Meet the Founders



Darren Garvey

Owner

Dedicated to the legacy of my father and uncle that the brewery is named after and was created for.



Eric Jackson

Co-Founder

Passionate about beer and brewing, Studied at Edinboro University of Pennsylvania

Raised $216,862From 203 Investors

Alex McGowan

Sandy Manion

Mark Rau

Just a Civil Enginerd. Kaelepulu, O'ahu, Hawai'i

R Andrew Doan

Jarrad Taylor

Harry Claude Baum

MORE INVESTORS

Interview

Wefunder interviewed Darren Garvey on June 19, 2018.

– COLLAPSE ALL

WF: Who are you and what do you do?

GARVEY: My name is Darren Garvey and I'm the owner and founder of Stewbum & Stonewall Brewing Co. The brewery started about three years ago in a small warehouse on the east side of Oahu. Once we outgrew our small equipment in under two years, we knew it was time to expand. We've sold all of our old equipment, moved out of our old warehouse, and we're gearing up to relaunch as a full brewpub. Last fall we signed a lease on a 2,800 square foot space in downtown Honolulu. We already have 85% of the equipment on site and ready to go. We can see the finish line in sight, and plan to open in the fall.

WF: What's the beer scene in Hawaii like?

GARVEY: The craft beer scene in Hawaii is still very young as far as I'm concerned. I've been here for a little over 16 years. When I first moved here, there were maybe two or three breweries, and most people drank either Corona or Heineken. In recent years, the craft beer explosion has been happening on the mainland. We're seeing our own little explosion here in Hawaii, but there is still plenty of room for many many more breweries! In the last three to four years, there have been four to five new breweries, including us, that have opened. I know of at least three additional breweries opening within the next year, and at least four or five more that are in the planning stages. Currently, we have about 14 or 15 breweries in the state and nine breweries on the island of Oahu.

WF: Who is the market?

GARVEY: The market is essentially craft beer loving local residents and tourists. As you know, Hawaii is one of the biggest tourist destinations on the planet. I've always envisioned the focus of the brewery to be a brewpub and restaurant instead of a distribution brewery. So shipping overseas is a long way down the line for us.

WF: How was the brewery started?

GARVEY: Like most craft breweries, it all started in my kitchen with a homebrew kit and a dream. Anyone who brews at home for the first time immediately imagines owning a brewery as soon as you smell that sweet nectar brewing. I was no different. Shortly after brewing my first batch, I was buying all the cool toys and gadgets that go along with it and upgrading my equipment. My collection started to grow, as did and my recipes and my passion for craft beer. It basically just snowballed from there.

In the summer of 2013, I got more serious about the idea of starting a brewery and established the name along with a logo. In July 2013, we ran a Kickstarter campaign for a month, in which we raised over $52,000. At the time, it was the second most funded brewery ever to be on Kickstarter. We then spent over a year looking for a brewery space and just couldn't really find that perfect fit.

Eager to get the brand started and some beer flowing, we finally settled for a tiny little warehouse on the east side of Oahu, in Kaneohe. After the lengthy licensing and permitting processes, we officially launched the brewery in June 2015. We started out just selling kegs to a few bars and restaurants. We then opened up a little tasting room at the brewery itself on St. Patrick's Day 2016. That's when we really started to gain recognition. People could come by and taste the beers we had to offer and then buy/fill growlers of beer to go.

Once the tasting room took off, we simply couldn't keep up with demand. We maxed out our small 2 barrel brewing system rather quickly. We began to run out of beer and even had to close completely for the weekend multiple times. That's when I realized we needed a much larger facility with bigger brewing equipment to keep up with demand. So, in March of 2017, I put up our original equipment and lease for sale. We used those funds to purchase brand new equipment, which is five times the size of what we started with. We leased our new brewery space in August 2017. Since then, we've got our liquor license approved and are awaiting construction permits.

WF: Where does the name come from?

GARVEY: This is by far the number one question we would get at the brewery. The name comes from the nicknames of my father and my uncle, respectively. They were brothers-in-law and best friends. They weren't beer brewers but they were definitely beer drinkers! Hard working blue collar guys from Pittsburgh, Pennsylvania that loved muscle cars, music, and beer more than anyone I know. So, the goal was to open a brewery that was a tribute to them and their way of life.

WF: What were you doing before this?

GARVEY: I co-own a very small event management company here in Hawaii. We organize annual academic research conferences.

WF: How is your new location different from the old one?

GARVEY: The new location is much different than our old one. It's more than twice the physical size and located in a much more densely populated area. We have our brand new 10 barrel electric brewhouse and four 20 barrel fermenters already on site and ready to go. In our other spot, we couldn't even sell our beer by the pint. We had a manufacturers class license in the old space, which meant we could manufacture the beer there, but we could only sell the beer in growlers to go. In this new space, we have a full brewpub license. We will manufacture our beer on site, and serve it for on-site consumption. We'll also serve food, liquor, wine, and we will even serve other craft beers not made by us. The new space is located in the Chinatown district of downtown Honolulu, right in the middle of a hotspot of other bars and restaurants.

WF: What would you say makes your brewery special?

GARVEY: I think what makes our brewery special is the story behind it. The story of Stewbum & Stonewall. A lot of our flagship beers are named after stories or funny things about my father and uncle. Beers like our Swear Jar IPA, and The Days of Our Wives - Bitter Ale almost always get a chuckle and a question about the story behind them. Beer is definitely a social drink that incites conversation, and comradery. To us it is more about the story behind the beer, and behind the brand. People seem to appreciate that.

We're definitely more of a traditional style of brewery. Not that we won't make trendy beers here and there, but our focus is definitely more of a traditional style of brewing that's timeless and classic.

WF: What has your revenue breakdown been so far?

GARVEY: When we launched in 2015, we were strictly wholesaling kegs to bars. And then once we added our tasting room, it was kind of half wholesaling kegs and half growlers to go as far as the revenue stream. But once the tasting room became more and more popular, I actually had to remove some of my draft accounts. It was definitely a small brew system, and I was running it to its capacity. Like I said before, with our license type at the beginning, we couldn't sell beer by the pint. People would come in with their hydro flasks or growlers, fill them up with beer, and go. In this new space, we will be selling beer by the pint, along with liquor, wine, other beers, and food. This instantly opens up more revenue streams. Our brewing capacity is now exponentially larger than what we started with, so we will be able to handle our entire brewpub easily. We will also be able to have at least 25 to 30 draft accounts around the island.

WF: And that will do a lot for your exposure, right?

GARVEY: Yes, having draft accounts around town is great exposure. When people go to a bar here in Hawaii, they increasingly ask for something local. If they try our beer and like it, they'll likely visit the brewery itself where they can try more of our beers and get a bite to eat. It's really great marketing.

WF: What are the details and expenses of the new space?

GARVEY: The new space is about 2,800 square feet. It's not an industrial warehouse -- it's more of a storefront type space. The brewery itself, brewing equipment and all, will be located directly behind the bar. All of the customers will essentially be right in front of the brewing equipment. They can watch, listen, and smell all the wonders of the brewing process as they sip a beer that was brewed 5 feet from where they're sitting. It's definitely going to be a fun, casual place with TV's, sports, games, music, and good times.

We have all of our new brewing equipment on site and ready to go. We just need to get our walk-in cooler, basic kitchen equipment such as a dishwasher, three-bay sink, and service well, for instance.

We're in the construction permitting phase right now. That's going to be finished in about a month. The only major construction we need to do is install a trench floor drain for our brewing equipment. Other than that, it's basically just the aesthetics that need to be put in place. We already have all the bar stools and tables. We really just need to put it all together. Our major costs are going to be running electrical and plumbing to all of the equipment.

WF: What will this round of financing help you accomplish?

GARVEY: I'd say at this point, we're over the hump and coming down the hill. We're looking right at that finish line. But we need about $50,000 for basic kitchen and bar equipment, another $50,000 for construction, and another $50,000 for working capital.

WF: How do you measure your success?

GARVEY: Honestly, to me, it's tough to measure success in the brewing industry. As a professional brewer, you learn very early on that taste is extremely subjective. When you're a home brewer, you could just give your friends your beer and everyone tells you it's great. When you're a professional brewer and there are websites like Yelp and UnTappd, people will tell you exactly what they think about your beer. Some people think that it's the greatest beer ever and some won't even finish it.

I measure our success by the fact that we couldn't keep up with production and outgrew our old space very fast. We started in an oddball location, definitely out of the way. People had to seek us out. There was no foot traffic; nobody was just walking by and coming in.

We've only had about 50 Yelp reviews, if that, but our average is five stars. We've had some write-ups from local beer festivals. We participate in all of them. But the main thing to me is, how many regulars I have coming back, and they bring new customers in. I have a lot of regular customers who really, really like our beer and like the story and like the brand. To me, that's the measure of success: customer satisfaction.

WF: What are your goals for this year?

GARVEY: First and foremost, our main goal is relaunching in Q4 2018. We're planning to have a huge relaunch, and then we'll focus on drawing a great lunch and happy hour crowd. We want to add another 4-5 flagship beers to our label as well. This is made possible with our new equipment and much larger capacity. We're hoping to rotate eight or nine beers on draft with constant seasonals and one-offs.

Then, by probably summer of 2019, we want to get into canning. That's obviously the latest trend in brewing and that's how you can easily segway into retail stores like Whole Foods and Safeway. All of that leads to more exposure.

We can't wait to get back into all the local and national beer festivals. We had a large presence at the Great American Beer Festival in Denver in 2015 and 2016 and it's the largest beer festival in the world.

Obviously, there's no guarantee on revenues, but we're in a really good location. We are directly across the street from two restaurants that were nominated as the top restaurants on Oahu. They both frequently have long lines and we're 30 feet away from them. They're not really beer bars, so people waiting to get into the restaurants or wanting a drink after are great prospective customers for us. We have great exposure. There are thousands of people who live and work in the area who go out to lunch and need a quick bite to eat and maybe a beer.

WF: What was your revenue in the 12 months before you closed?

GARVEY: In the 12 months before we closed, we did about $85,000 to $90,000. So it's going to be quite the jump. But, like I said, we're going to have a capacity to sell. We're going to be selling a lot at the pint level, and on top of that, food, liquor, wine, and logo swag.

WF: How are you going to prepare for the food serving aspect?

GARVEY: Food service will be the biggest addition in the new space. We're going to have sandwiches, pizzas, nachos, pretzels, and other simple items that are popular beer foods. I've worked in restaurants my whole life, so I'm no stranger to a commercial kitchen. Though this will be a new feature for the brewery, we'll be prepared for it. The hardest part I'm currently having is deciding on the final menu.

WF: What are you worried about that could go wrong?

GARVEY: The biggest issue that we have in Hawaii — which we had even in the old space — is that you really have to be on top of your scheduling and logistics. Everything has to be shipped over here, you can't just go down the street and pick up barley or yeast. You can go to the homebrew store and buy something if you're short a few pounds, but we need large scale quantities. So you're really planning way out. If I'm planning on doing an ingredient order for beer, I'm looking three or four months down the road. I have to know what I'm going to be brewing in three months. If it's fall, I've got to start thinking about winter beers already. When we order something, it's a minimum of three weeks before it gets here You can get yeast and small quantities of hops fairly quickly, but it's expensive. Coupling that responsibility with running an actual bar that has food is going to be a challenge for us.

I think it's really going to come down to customer service and hiring the right people. I know people like our beers, not to say that everybody loves our beers, but I know we can make great beer. It's really hard to find and retain good employees. So that's always a concern.

WF: Are you worried about the competition of the other microbreweries? ^

GARVEY: I don't even consider the local breweries my competition. Of course, they're competitors, but we're a community. We feed off each other. What's that saying? A rising tide raises all ships? We're all in this together, and actually, our main competitor is the big beer. The Budweisers and Millers of the world, who fight very hard to keep small guys like us out of bars, restaurants, and grocery stores. That's the real competition.

The craft beer scene is still young here and we all need each other. Everybody in the brew scene gets along. Now, that's not to say that this won't change years from now, but as of right now, everybody's cordial. We go to each other's breweries. We're all at the events together. We have a Hawaii Craft Brewers Guild. We all have one common goal, and that's to defeat big beer. That's the hardest thing for us.

WF: What is your relationship to the tourism industry? ^

GARVEY: Tapping into the tourist market is always good, but we definitely want to focus on local residents. When we first launched, we were on tap at two very touristy bars in the heart of Waikiki Beach. We sold a lot of beer there. We'd go through two or three kegs each week. But it was rare that those tourists would then drive all the way out to our brewery to try our other beers. We get a lot more return business from being on draft at places where local residents frequent. We will have the capacity to be on tap at a lot more bars, and being in the tourist bars is definitely great. But I think it's smart to strategize and get into the smaller locals-oriented bars that will get us a lot more return business, especially in the early stages.

WF: What is the background of your team? ^

GARVEY: Basically, I'm the everything. I'm the founder. I co-founded it with my cousin Eric, but he's just "mythically involved", as he likes to say. He lives in Pennsylvania. At the old place, I did everything. I had one part-time employee who operated the tasting room, but other than that, I did everything from the brewing, to the accounting, to mopping the floors, and making deliveries, the whole nine yards.

Obviously that will all change in the new place. I have three or four of my close friends in mind to be bar managers, floor managers, and lead service staff. As well as a slew of resumes for bartenders, servers, and kitchen staff.

I'm also going to hire two assistant brewers that are as passionate about brewing as I am. I'll show them the ropes so I can focus on other things like draft accounts, upcoming events, payroll and all other daily business items. We'll have a distributor for our outside accounts, and of course, bartenders and servers. Most of my close friends are in the service industry, so the hard part will be deciding on who to hire.

There will be no shortage of applicants, but as of right now, I don't officially have anybody hired. We will begin hiring all management positions in about four to six weeks.

WF: When you think about the future of this business, in an ideal world, how does it end or continue perpetually with other things? ^

GARVEY: I've always just wanted to have a nice little neighborhood brewery where people can go and enjoy themselves and have a good time. That's always been the goal. I don't see myself selling it ever. It's such a personal thing. This is for my dad and my uncle. Of course, I can see us growing into a bigger brewery, and into an additional location. But I still always want to have that bar where people can come and enjoy a nice draft beer and watch the game. I can do that forever, basically. I'm happy with that.

WF: Is there anything else you'd like to add?

GARVEY: Here's a fun craft beer fact. We now have over 6,000 breweries in this country. About a year ago, there were 5,000. When it passed 5,000, I remember reading an article that said, "The last time we had 5,000 breweries in this country was in the late 1800s." I would mention that tidbit to people and they were shocked. They couldn't believe we had that many breweries, way back then.

But to me, it wasn't really that shocking. Back then, there weren't really ways to easily distribute beer very far. There was no real way to get the beer everywhere you wanted it to be. However, every single neighborhood and small town had its very own brewery.

I find it amazing that today with all the transportation technology we have, It's going back to that. It's going back to small, independent, craft breweries. I'm beyond excited to be bringing the next neighborhood brewery to Honolulu.

Ask a Question

Type your question here...

ASK QUESTION

Melissa Palermo Jul 14

Just to clarify an investor who puts in $10,000 gets all the investor swag?



Darren Garvey Owner FOUNDER Jul 14

Aloha Melissa,

Correct. All of the perk levels are cumulative. So, whatever level you invest at, you get the swag/perks for that level and all levels below that level. I hope this helps!

Kyle Charpie Jul 22

I initially tried to invest when the funding was under $100,000, however, my bank canceled the transaction. I finally got them to authorize my transaction but you are now funded over $100,000. Do I get in for a 2x or 1.5x payback? Thank you.



Darren Garvey Owner FOUNDER Jul 22

Aloha Kyle,

Sorry, I was incorrect in my previous answer, so I'm changing it here. I see you listed as an early bird investor. You DID get in at the 2x payback, and that your payment was just listed as pending I believe. So, you should be all good from what I can tell. Please let me know if you have any other questions. Cheers!

MORE QUESTIONS

RISKS

1 The Company's owner Darren Garvey also co-owns another business. Although that business takes up very little of his time, there are a few weeks each year that he will be busy running both businesses and must rely solely on the the managers to handle day to day brewery operations during this time.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Stewbum & Stonewall Brewing Co. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?